Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Fidelity National Financial, Inc.:

We consent to the use of our reports with respect to the consolidated financial statements, and all related financial statement schedules, and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP

August 19, 2011
Jacksonville, Florida
Certified Public Accountants